UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported):	January 30, 2002

MeadWestvaco Corporation
(Exact name of registrant as specified in its charter)
DELAWARE	001-31215	31-1797999
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)
One High Ridge Park
Stamford, CT		06905
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(203) 461-7400

ITEM 5. OTHER EVENTS

MeadWestvaco Corporation ("MeadWestvaco") issued a news release on January 30, 2002, announcing the following actions taken by the Board of Directors:

  the declaration of a regular quarterly dividend of 23 cents per common share, the election of corporate officers and
  the selection of PricewaterhouseCoopers LLP to serve as MeadWestvaco's independent auditors.

The company also announced that MeadWestvaco will report its financial results on a calendar year basis. A copy of the news release is filed Exhibit 99.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99	Press release dated January 30, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEADWESTVACO CORPORATION

By /s/ John W. Hetherington
John W. Hetherington
Secretary

Date: January 31, 2002
EXHIBIT INDEX

Exhibit 99	Press release dated January 30, 2002.